Exhibit 99.1

Thomas Properties Group, Inc.
Supplemental Financial Information
For the Quarter Ended June 30, 2012

Thomas Properties Group, Inc.
Supplemental Financial Information
For the Quarter Ended June 30, 2012
This supplemental financial information, together with other statements and information publicly disseminated by Thomas Properties Group, Inc., contains forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements reflect management’s current views with respect to financial results related to future events. Such statements are also based on assumptions and expectations which may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, financial or otherwise, may differ from the results discussed in the forward-looking statements. Management does not undertake any obligation to update information provided in forward-looking statements other than regularly scheduled releases of information. A discussion of some of the factors that may affect our future results is set forth under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in our annual reports on Form 10-K and our quarterly reports on Form 10-Q, which are filed with the Securities and Exchange Commission.

Thomas Properties Group, Inc.
Supplemental Financial Information
COMPANY BACKGROUND
Thomas Properties Group, Inc. (“TPGI”) is a full-service real estate operating company that owns, acquires, develops and manages primarily office, as well as mixed-use properties on a nationwide basis. Our company’s primary areas of focus are the acquisition and ownership of interests in premier office properties, property development and redevelopment, and investment and property management activities.
Our Property Portfolio
Our properties are located in Southern California and Sacramento, California; Philadelphia, Pennsylvania; Northern Virginia; Houston, Texas; and Austin, Texas. As of June 30, 2012, we owned interests in and asset managed 20 operating properties with 11.0 million rentable square feet and provided leasing, asset and/or property management services on behalf of third parties for an additional five operating properties with 2.7 million rentable square feet.
Our Investment Management Platform
Our sponsorship of partnerships and joint ventures provides us with institutional capital for investment as well as the opportunity to earn fees for asset management, property management, leasing and other services, as well as possible carried interest or promote fees.
TPG/CalSTRS, LLC (“TPG/CalSTRS”) is a value-add/core-plus joint venture with the California State Teachers’ Retirement System (“CalSTRS”), which has total capital commitments of $511.7 million of which $21.7 million and $13.4 million is currently unfunded by CalSTRS and us, respectively. This joint venture, in which our operating partnership, Thomas Properties Group, L.P. (“TPG”), is the managing member, currently owns six office properties. As of June 30, 2012, the joint venture also holds a 25% interest in a separate joint venture which owns an additional ten office properties in Austin Texas. Subsequent to June 30, 2012, two of these ten office properties were sold by the Austin joint venture.
Estimated Net Asset Value Workbook (NAV Workbook)
Along with this Supplemental Financial Information, we are making available an NAV Workbook to facilitate a calculation of an estimated Net Asset Value (NAV) per share for TPGI. The NAV Workbook (in the form of a Microsoft Excel file) can be found on our website, www.tpgre.com, in the Supplemental Financial Information section of the Investor Relations tab. The NAV Workbook presents information from this Supplemental Financial Information, and allows the insertion of capitalization rates and multiples which are used to calculate an estimated NAV for specific portions of our business. The resulting values and a calculation of NAV per share are then summarized in the NAV Workbook.
Current Events
New Capital:
On June 12, 2012, TPGI and affiliates of Madison International Realty completed a private placement of 8,695,653 shares of TPGI common stock at a purchase price of $5.75 per share, for gross proceeds of approximately $50.0 million before payment of transaction costs.
Austin Portfolio Joint Venture:
In June 2012, Lehman Brothers ("Lehman") exercised its right under the Syndication Agreement between Lehman and the Austin Joint Venture to initiate a process for the sale of the Austin portfolio.  The Company, together with our partners, is actively negotiating to acquire the remaining eight buildings owned by the Austin Joint Venture pursuant to this process.  While the outcome of this process is not yet certain, if the properties are acquired by the Company and our partners, then the Austin Joint Venture would liquidate and distribute out to the three existing partners/lenders the proceeds of such sale, after customary closing costs, in repayment of the remaining debt owed to the partner/lenders and then to the partners in proportion to their equity interests.  Separately, as part of the strategic plan of the Austin Joint Venture, we completed the sale of both Research Park Plaza and Stonebridge Plaza II in the suburbs of Austin, Texas, which sales closed in July.  These transactions resulted in the repayment of $89.0 million of mortgage debt and generated approximately $18 million of net proceeds to the Austin Joint Venture, after costs, including a disposition fee of $0.6 million to the Company.  The net proceeds have been distributed to the Company and the other partners/lenders in partial satisfaction of the Austin Priority Credit Facility.

Thomas Properties Group, Inc.
Supplemental Financial Information
COMPANY BACKGROUND - CONTINUED
City National Plaza:
On July 16, 2012, a subsidiary of TPG/CalSTRS made a principal payment of $19.3 million, of which our share was $1.5 million, to a former partner in the City National Plaza partnership, which reduced the outstanding promissory note to $0.5 million, which is due in January 2016.
Four Points Centre:
On July 3, 2012, we signed 5.5 year lease for approximately 38,000 square feet at our Four Point Centre office project in Austin, Texas, which increases the occupancy of the project to 51.3%.

Thomas Properties Group, Inc.
Supplemental Financial Information
OPERATING AND FINANCIAL INFORMATION
Financial Measures
This supplemental financial information includes certain financial measures prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) under the full consolidation accounting method, and certain financial measures prepared in accordance with the pro-rata consolidation method (non-GAAP). We believe the financial measures presented under the pro-rata consolidation method provide supplemental information helpful to an understanding of our results of operations and financial condition. Along with net income, we use three additional measures; Earnings before Depreciation, Amortization and Taxes (“EBDT”), After Tax Cash Flow (“ATCF”) and Same Property Net Operating Income ("NOI"), to report operating results. EBDT, ATCF and NOI are non-GAAP financial measures and may not be directly comparable to similarly-titled measures reported by other companies. Although these financial measures are not presented in accordance with GAAP, we believe these measures assist investors in understanding our business and operating results by providing useful supplemental data regarding the underlying economics of our business operations because operating results presented under GAAP may include items that are nonrecurring or not necessarily relevant to ongoing operations, or are difficult to forecast for future periods. Management uses these non-GAAP financial measures to review our company’s operating results for comparative purposes with respect to previous periods or forecasts, and also to evaluate future prospects. Our investors can also use these non-GAAP financial measures as supplementary information to evaluate operating performance. Our non-GAAP financial measures are not intended to be performance measures that should be regarded as alternatives to, or more meaningful than, our GAAP financial measures. Non-GAAP financial measures have limitations as they do not include all items of income and expense that affect our operations, and accordingly should always be considered as supplemental to our financial results presented in accordance with GAAP.
Pro-Rata Consolidated Statements of Operations and Pro-Rata Consolidated Balance Sheets
Included are pro-rata consolidated statements of operations, as well as pro-rata consolidated balance sheets, because we believe this information is useful to investors as this method reflects the manner in which we operate our business, and provides more detailed information regarding the operations of the unconsolidated investments. We have made investments in which our economic ownership is less than 100% as a means of procuring additional investment opportunities and sharing risk. A significant amount of our business activity has been conducted through our unconsolidated investments. Under GAAP, these investments are not consolidated in our financial statements. Under the pro-rata consolidation method, we present the results of our investments proportionate to our share of ownership. Our management considers the performance of our unconsolidated investments both individually and as a contributing factor to our operating performance for purposes of financial planning and making operating decisions. We believe this presentation of the performance of our unconsolidated investments is helpful to investors in understanding and evaluating our current operating performance as well as for purposes of period-to-period comparisons. We provide reconciliations from the full consolidation method to the pro-rata consolidation method on pages 8 - 10 of this supplemental financial information.
Earnings Before Depreciation, Amortization and Taxes (EBDT) and After Tax Cash Flow (ATCF) and Same Property Net Operating Income (NOI)
EBDT, ATCF and Same Property NOI are non-GAAP financial measures and may not be directly comparable to similarly-titled measures reported by other companies. We present these financial measures under the pro-rata consolidation method to provide supplemental information helpful to an understanding of our results of operations. Although these financial measures are not presented in accordance with GAAP, we believe these measures assist investors in understanding our business and operating results. EBDT and ATCF reflect operating performance measurements for our company that assist management in evaluating trends for comparative and planning purposes. Same Property NOI is considered to be an indicator of the performance of our operating properties and is not a performance measurement of the operations of the Company. Our non-GAAP financial measures are not intended to be regarded as alternatives to, or more meaningful than, our GAAP financial measures.
See pages 11 and 12 for a discussion of EBDT and a reconciliation of EBDT to net income (loss), pages 13 and 14 for a discussion of ATCF and a reconciliation of ATCF to net income (loss) and pages 20 and 21 for a discussion of Same Property NOI and a reconciliation of Same Property NOI to Pro-Rata NOI.

Thomas Properties Group, Inc. Supplemental Financial Information CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands, except share and per share data) (unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2012	2011	2012	2011
Revenues:
Rental	$7,684	$7,475	$15,530	$14,787
Tenant reimbursements	4,981	5,056	10,402	11,385
Parking and other	745	715	1,485	1,517
Investment advisory, management, leasing and development services	733	1,313	1,664	2,124
Investment advisory, management, leasing and development services- unconsolidated real estate entities	4,219	4,705	8,321	9,366
Reimbursement of property personnel costs	1,356	1,492	2,867	3,024
Condominium sales	1,045	2,558	1,964	3,038
Total revenues	20,763	23,314	42,233	45,241
Expenses:
Property operating and maintenance	5,751	5,586	12,015	12,173
Real estate and other taxes	1,965	1,875	3,885	3,762
Investment advisory, management, leasing and development services	3,000	3,610	5,994	6,639
Reimbursable property personnel costs	1,356	1,492	2,867	3,024
Cost of condominium sales	721	1,653	1,393	1,987
Interest	4,216	4,634	8,454	9,298
Depreciation and amortization	4,152	3,348	7,662	6,741
General and administrative	4,892	3,947	9,131	7,877
Total expenses	26,053	26,145	51,401	51,501
Interest income	8	7	13	20
Equity in net income (loss) of unconsolidated real estate entities	(794)	(891)	(816)	(1,585)
Income (loss) before income taxes and noncontrolling interests	(6,076)	(3,715)	(9,971)	(7,825)
Benefit (provision) for income taxes	(31)	(109)	(74)	(205)
Net income (loss)	(6,107)	(3,824)	(10,045)	(8,030)
Noncontrolling interests' share of net (income) loss:
Unitholders in the Operating Partnership	1,550	982	2,591	2,058
Partners in consolidated real estate entities	(247)	(164)	(470)	(319)
	1,303	818	2,121	1,739
TPGI share of net income (loss)	$(4,804)	$(3,006)	$(7,924)	$(6,291)
Income (loss) per share-basic and diluted	$(0.12)	$(0.08)	$(0.21)	$(0.17)
Weighted average common shares-basic and diluted	38,591,868	36,647,394	37,664,573	36,591,261

Thomas Properties Group, Inc. Supplemental Financial Information CONSOLIDATED BALANCE SHEETS (in thousands)

	June 30, 2012	December 31, 2011		June 30, 2012	December 31, 2011
	(unaudited)	(audited)		(unaudited)	(audited)
ASSETS			LIABILITIES AND EQUITY
Investments in real estate:			Liabilities:
Operating properties, net	$267,534	$265,202	Mortgage and other secured loans	$287,250	$289,523
Land improvements—development properties	80,395	80,254	Accounts payable and other liabilities, net	22,671	20,710
	347,929	345,456	Unrecognized tax benefits	12,397	14,012
Condominium units held for sale	44,011	45,217	Prepaid rent and deferred revenue	3,452	3,019
Investments in unconsolidated real estate entities	2,102	11,372	Below market rents, net	173	259
Cash and cash equivalents, unrestricted	129,871	79,320	Obligations associated with land held for sale	—	27
Restricted cash	7,721	10,616	Total liabilities	325,943	327,550
Rents and other receivables, net	1,369	1,903
Receivables from unconsolidated real estate entities	3,388	2,918	Equity:
Deferred rents	18,696	17,866	Stockholders’ equity:
Deferred leasing and loan costs, net	10,836	12,283	Common stock	460	371
Above market rents, net	294	399	Limited voting stock	123	123
Deferred tax asset, net of valuation allowance	12,099	13,737	Additional paid-in capital	258,205	208,473
Other assets, net	6,611	3,329	Retained deficit and dividends, including $21 and $20 of
Assets associated with land held for sale	—	1,107	other comprehensive income as of June 30, 2012 and
Total assets	$584,927	$545,523	December 31, 2011, respectively	(64,522)	(55,472)
			Total stockholders’ equity	194,266	153,495
			Noncontrolling interests:
			Unitholders in the Operating Partnership	50,153	52,983
			Partners in consolidated real estate entities	14,565	11,495
			Total noncontrolling interests	64,718	64,478
			Total equity	258,984	217,973
			Total liabilities and equity	$584,927	$545,523

Thomas Properties Group, Inc.
Supplemental Financial Information
UNCONSOLIDATED REAL ESTATE ENTITIES STATEMENTS OF OPERATIONS
(in thousands)
(unaudited)
The following are the combined statements of operations of our unconsolidated real estate entities for the three and six months ended June 30, 2012 and 2011.

	Three months ended		Six months ended
	June 30,		June 30,
	2012	2011	2012	2011
Revenues:
Rental	$38,724	$37,835	$77,455	$76,517
Tenant reimbursements	19,368	18,150	39,354	36,818
Parking and other	7,583	7,048	14,964	13,883
Total revenues	65,675	63,033	131,773	127,218
Expenses:
Property operating and maintenance	27,889	24,266	53,869	48,151
Real estate and other taxes	9,209	7,861	17,343	15,500
Interest	26,222	24,176	51,743	47,999
Depreciation and amortization	21,452	21,913	43,551	43,896
Total expenses	84,772	78,216	166,506	155,546
Income (loss) from continuing operations	(19,097)	(15,183)	(34,733)	(28,328)
Interest income	11	13	21	29
Income (loss) from real estate held for disposition	(7,541)	(5,631)	(6,849)	(7,315)
Net income (loss)	$(26,627)	$(20,801)	$(41,561)	$(35,614)
TPGI share of equity in net income (loss) of unconsolidated real estate entities	$(794)	$(891)	$(816)	$(1,585)

Thomas Properties Group, Inc.
Supplemental Financial Information
UNCONSOLIDATED REAL ESTATE ENTITIES BALANCE SHEETS
(in thousands)
(unaudited)
The following are the combined balance sheets of our unconsolidated real estate entities as of June 30, 2012 and December 31, 2011.

	June 30, 2012	December 31, 2011
ASSETS
Investments in real estate, net	$1,696,544	$1,723,107
Cash and cash equivalents, unrestricted	22,285	24,583
Restricted cash	14,576	22,415
Rents and other receivables, net	3,462	3,592
Deferred rents	80,949	79,490
Deferred leasing and loan costs, net	90,192	92,562
Other assets	9,743	5,534
Assets associated with real estate held for disposition	110,343	190,110
Total assets	$2,028,094	$2,141,393

LIABILITIES AND EQUITY
Mortgage, other secured, and unsecured loans	$1,606,552	$1,591,881
Accounts and interest payable and other liabilities	62,554	72,668
Below market rents, net	28,711	34,019
Liabilities associated with real estate held for disposition	92,696	135,506
Total liabilities	1,790,513	1,834,074
Equity	237,581	307,319
Total liabilities and equity	$2,028,094	$2,141,393

Thomas Properties Group, Inc.
Supplemental Financial Information
PRO-RATA CONSOLIDATED STATEMENTS OF OPERATIONS (NON-GAAP)
(in thousands, unaudited)
The following are the pro-rata consolidated statements of operations of TPGI for the three months ended June 30, 2012 and 2011, including reconciliation from the consolidated statements of operations to the pro-rata consolidated statements of operations.

	For the three months ended June 30, 2012			For the three months ended June 30, 2011
	Consolidated	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata	Consolidated	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata
Revenues:
Rental	$7,684	$5,440	$13,124	$7,475	$5,399	$12,874
Tenant reimbursements	4,981	2,386	7,367	5,056	2,224	7,280
Parking and other	745	874	1,619	715	847	1,562
Investment advisory, management, leasing and development services	733	—	733	1,313	—	1,313
Investment advisory, management, leasing and development services- unconsolidated real estate entities	4,219	—	4,219	4,705	108	4,813
Reimbursement of property personnel costs	1,356	—	1,356	1,492	—	1,492
Condominium sales	1,045	—	1,045	2,558	—	2,558
Total revenues	20,763	8,700	29,463	23,314	8,578	31,892
Expenses:
Property operating and maintenance	5,751	3,145	8,896	5,586	2,992	8,578
Real estate and other taxes	1,965	1,240	3,205	1,875	1,029	2,904
Investment advisory, management, leasing and development services	3,000	—	3,000	3,610	—	3,610
Reimbursable property personnel costs	1,356	—	1,356	1,492	—	1,492
Cost of condominium sales	721	—	721	1,653	—	1,653
Interest	4,216	2,741	6,957	4,634	2,672	7,306
Depreciation and amortization	4,152	2,352	6,504	3,348	2,546	5,894
General and administrative	4,892	—	4,892	3,947	—	3,947
Total expenses	26,053	9,478	35,531	26,145	9,239	35,384
Interest income	8	1	9	7	2	9
Equity in net income (loss) of unconsolidated real estate entities	(794)	794	—	(891)	891	—
Income (loss) associated with real estate held for disposition	—	(17)	(17)	—	(232)	(232)
Income (loss) before income taxes and noncontrolling interests	(6,076)	—	(6,076)	(3,715)	—	(3,715)
Benefit (provision) for income taxes	(31)	—	(31)	(109)	—	(109)
Net income (loss)	(6,107)	—	(6,107)	(3,824)	—	(3,824)
Noncontrolling interests' share of net (income) loss:
Unitholders in the Operating Partnership	1,550	—	1,550	982	—	982
Partners in consolidated real estate entities	(247)	—	(247)	(164)	—	(164)
	1,303	—	1,303	818	—	818
TPGI share of net income (loss)	$(4,804)	$—	$(4,804)	$(3,006)	$—	$(3,006)

Thomas Properties Group, Inc.
Supplemental Financial Information
PRO-RATA CONSOLIDATED STATEMENTS OF OPERATIONS (NON-GAAP)
(in thousands, unaudited)
The following are the pro-rata consolidated statements of operations of TPGI for the six months ended June 30, 2012 and 2011, including reconciliation from the consolidated statements of operations to the pro-rata consolidated statements of operations.

	For the six months ended June 30, 2012			For the six months ended June 30, 2011
	Consolidated	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata	Consolidated	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata
Revenues:
Rental	$15,530	$10,972	$26,502	$14,787	$10,909	$25,696
Tenant reimbursements	10,402	4,774	15,176	11,385	4,350	15,735
Parking and other	1,485	1,714	3,199	1,517	1,648	3,165
Investment advisory, management, leasing and development services	1,664	—	1,664	2,124	—	2,124
Investment advisory, management, leasing and development services- unconsolidated real estate entities	8,321	—	8,321	9,366	216	9,582
Reimbursement of property personnel costs	2,867	—	2,867	3,024	—	3,024
Condominium sales	1,964	—	1,964	3,038	—	3,038
Total revenues	42,233	17,460	59,693	45,241	17,123	62,364
Expenses:
Property operating and maintenance	12,015	6,371	18,386	12,173	5,763	17,936
Real estate and other taxes	3,885	2,369	6,254	3,762	2,048	5,810
Investment advisory, management, leasing and development services	5,994	—	5,994	6,639	—	6,639
Reimbursable property personnel costs	2,867	—	2,867	3,024	—	3,024
Cost of condominium sales	1,393	—	1,393	1,987	—	1,987
Interest	8,454	5,456	13,910	9,298	5,326	14,624
Depreciation and amortization	7,662	4,823	12,485	6,741	4,988	11,729
General and administrative	9,131	—	9,131	7,877	—	7,877
Total expenses	51,401	19,019	70,420	51,501	18,125	69,626
Interest income	13	2	15	20	3	23
Equity in net income (loss) of unconsolidated real estate entities	(816)	816	—	(1,585)	1,585	—
Income (loss) associated with real estate held for disposition	—	741	741	—	(586)	(586)
Income (loss) before income taxes and noncontrolling interests	(9,971)	—	(9,971)	(7,825)	—	(7,825)
Benefit (provision) for income taxes	(74)	—	(74)	(205)	—	(205)
Net income (loss)	(10,045)	—	(10,045)	(8,030)	—	(8,030)
Noncontrolling interests' share of net (income) loss:
Unitholders in the Operating Partnership	2,591	—	2,591	2,058	—	2,058
Partners in consolidated real estate entities	(470)	—	(470)	(319)	—	(319)
	2,121	—	2,121	1,739	—	1,739
TPGI share of net income (loss)	$(7,924)	$—	$(7,924)	$(6,291)	$—	$(6,291)

Thomas Properties Group, Inc.
Supplemental Financial Information
PRO-RATA CONSOLIDATED BALANCE SHEETS (NON-GAAP)
(in thousands)
(unaudited)
The following are the pro-rata consolidated balance sheets of TPGI as of June 30, 2012 and December 31, 2011, including reconciliation from the consolidated balance sheets to the pro-rata consolidated balance sheets.

	June 30, 2012			December 31, 2011
	Consolidated	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata	Consolidated	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata
ASSETS
Investments in real estate, net	$347,929	$165,287	$513,216	$345,456	$168,016	$513,472
Investments in unconsolidated real estate entities	2,102	(2,102)	—	11,372	(11,372)	—
Condominium units held for sale	44,011	—	44,011	45,217	—	45,217
Cash and cash equivalents, unrestricted	129,871	2,957	132,828	79,320	3,640	82,960
Restricted cash	7,721	2,343	10,064	10,616	2,388	13,004
Rents and other receivables, net	4,757	408	5,165	4,821	883	5,704
Above market rents, net	294	—	294	399	—	399
Deferred rents	18,696	9,587	28,283	17,866	9,424	27,290
Deferred leasing and loan costs, net	10,836	9,862	20,698	12,283	10,366	22,649
Deferred tax asset, net of valuation allowance	12,099	—	12,099	13,737	—	13,737
Other assets	6,611	1,375	7,986	3,329	689	4,018
Assets associated with real estate held for disposition	—	6,867	6,867	1,107	24,761	25,868
Total assets	$584,927	$196,584	$781,511	$545,523	$208,795	$754,318

LIABILITIES AND EQUITY
Mortgage, other secured, and unsecured loans	$287,250	$185,318	$472,568	$289,523	$184,925	$474,448
Accounts payable and other liabilities	22,671	1,320	23,991	20,710	2,152	22,862
Unrecognized tax benefits	12,397	—	12,397	14,012	—	14,012
Below market rents, net	173	2,530	2,703	259	2,972	3,231
Prepaid rent and deferred revenue	3,452	1,541	4,993	3,019	2,421	5,440
Liabilities associated with real estate held for disposition	—	5,875	5,875	27	16,325	16,352
Total liabilities	325,943	196,584	522,527	327,550	208,795	536,345
Noncontrolling interests	64,718	—	64,718	64,478	—	64,478
Total stockholders' equity	194,266	—	194,266	153,495	—	153,495
Total liabilities and equity	$584,927	$196,584	$781,511	$545,523	$208,795	$754,318

Thomas Properties Group, Inc.
Supplemental Financial Information
EARNINGS BEFORE DEPRECIATION, AMORTIZATION AND TAXES (EBDT) (NON-GAAP)
(in thousands, except share and per share data)
(unaudited)
We use EBDT as a supplemental performance measure. EBDT excludes the following items: i) income tax expense (benefit); ii) noncontrolling interests; iii) non-cash charges for depreciation and amortization; and iv) amortization of loan costs. EBDT provides a performance measure that, when compared year over year, reflects the impact to operations from changes in occupancy, rental rates, operating costs, development and redevelopment activities, general and administrative expenses, and interest costs; and EBDT provides perspective on operating performance not immediately apparent from net income. EBDT should be considered only as a supplement to net income as a measure of our performance. EBDT also assists our management in identifying trends for purposes of financial planning and forecasting results. However, the usefulness of EBDT as a performance measure is limited and EBDT should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. EBDT also should not be used as a supplement to or substitute for cash flow from operating activities (computed in accordance with GAAP) or as an alternative to net income (loss) as an indicator of our operating performance.
Reconciliation of Net Income (Loss) to EBDT:

	For the three months ended June 30, 2012				For the three months ended June 30, 2011
		Plus Unconsolidated Investments at Pro-Rata				Plus Unconsolidated Investments at Pro-Rata
	Consolidated	Continuing Operations	Discontinued Operations	Pro-Rata	Consolidated	Continuing Operations	Discontinued Operations	Pro-Rata
Net income (loss)	$(4,804)	$—	$—	$(4,804)	$(3,006)	$—	$—	$(3,006)
Income tax (benefit) provision	31	—	—	31	109	—	—	109
Noncontrolling interests - unitholders in the Operating Partnership	(1,550)	—	—	(1,550)	(982)	—	—	(982)
Depreciation and amortization	4,152	2,352	94	6,598	3,348	2,546	601	6,495
Amortization of loan costs	160	74	9	243	225	62	27	314
EBDT	$(2,011)	$2,426	$103	$518	$(306)	$2,608	$628	$2,930
TPGI share of EBDT (1)	$(1,521)	$1,835	$78	$392	$(229)	$1,948	$469	$2,188

EBDT per share - basic				$0.01				$0.06
EBDT per share - diluted				$0.01				$0.06

Weighted average common shares outstanding - basic				38,591,868				36,647,394
Weighted average common shares outstanding - diluted				38,961,852				36,901,635

(1) Based on an interest in our operating partnership of 75.63% and 74.70% for the three months ended June 30, 2012 and 2011, respectively.

Thomas Properties Group, Inc.
Supplemental Financial Information
EARNINGS BEFORE DEPRECIATION, AMORTIZATION AND TAXES (EBDT) (NON-GAAP)
(in thousands, except share and per share data)
(unaudited)
We use EBDT as a supplemental performance measure. EBDT excludes the following items: i) income tax expense (benefit); ii) noncontrolling interests; iii) non-cash charges for depreciation and amortization; and iv) amortization of loan costs. EBDT provides a performance measure that, when compared year over year, reflects the impact to operations from changes in occupancy, rental rates, operating costs, development and redevelopment activities, general and administrative expenses, and interest costs; and EBDT provides perspective on operating performance not immediately apparent from net income. EBDT should be considered only as a supplement to net income as a measure of our performance. EBDT also assists our management in identifying trends for purposes of financial planning and forecasting results. However, the usefulness of EBDT as a performance measure is limited and EBDT should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. EBDT also should not be used as a supplement to or substitute for cash flow from operating activities (computed in accordance with GAAP) or as an alternative to net income (loss) as an indicator of our operating performance.
Reconciliation of Net Income (Loss) to EBDT:

	For the six months ended June 30, 2012				For the six months ended June 30, 2011
		Plus Unconsolidated Investments at Pro-Rata				Plus Unconsolidated Investments at Pro-Rata
	Consolidated	Continuing Operations	Discontinued Operations	Pro-Rata	Consolidated	Continuing Operations	Discontinued Operations	Pro-Rata
Net income (loss)	$(7,924)	$—	$—	$(7,924)	$(6,291)	$—	$—	$(6,291)
Income tax (benefit) provision	74	—	—	74	205	—	—	205
Noncontrolling interests - unitholders in the Operating Partnership	(2,591)	—	—	(2,591)	(2,058)	—	—	(2,058)
Depreciation and amortization	7,662	4,823	153	12,638	6,741	4,988	1,362	13,091
Amortization of loan costs	320	154	10	484	427	93	57	577
EBDT	$(2,459)	$4,977	$163	$2,681	$(976)	$5,081	$1,419	$5,524
TPGI share of EBDT (1)	$(1,849)	$3,742	$123	$2,016	$(729)	$3,798	$1,059	$4,128

EBDT per share - basic				$0.05				$0.11
EBDT per share - diluted				$0.05				$0.11

Weighted average common shares outstanding - basic				37,664,573				36,591,261
Weighted average common shares outstanding - diluted				38,020,891				36,856,060

(1) Based on an interest in our operating partnership of 75.18% and 74.73% for the six months ended June 30, 2012 and 2011, respectively.

Thomas Properties Group, Inc.
Supplemental Financial Information
AFTER TAX CASH FLOW (ATCF) (NON-GAAP)
(in thousands, except share and per share data)
(unaudited)
We define ATCF as net income (loss) excluding the following items: i) deferred income tax expense (benefit); ii) noncontrolling interests; iii) non-cash charges for depreciation, amortization and asset impairment; iv) amortization of loan costs; v) non-cash compensation expense; vi) the adjustment to recognize rental revenues using the straight-line method; vii) the adjustments to rental revenue to reflect the fair market value of rent; and viii) gain from extinguishment of debt. Our management utilizes ATCF data in assessing performance of our business operations in period to period comparisons and for financial planning purposes. ATCF should be considered only as a supplement to net income as a measure of our performance. ATCF should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. ATCF also should not be used as a supplement to or substitute for cash flow from operating activities (computed in accordance with GAAP).
Reconciliation of Net Income (Loss) to ATCF:

	For the three months ended June 30, 2012				For the three months ended June 30, 2011
		Plus Unconsolidated Investments at Pro-Rata				Plus Unconsolidated Investments at Pro-Rata
	Consolidated	Continuing Operations	Discontinued Operations	Pro-Rata	Consolidated	Continuing Operations	Discontinued Operations	Pro-Rata
Net income (loss)	$(4,804)	$—	$—	$(4,804)	$(3,006)	$—	$—	$(3,006)
Income tax (benefit) provision	31	—	—	31	109	—	—	109
Noncontrolling interests - unitholders in the Operating Partnership	(1,550)	—	—	(1,550)	(982)	—	—	(982)
Depreciation and amortization	4,152	2,352	94	6,598	3,348	2,546	601	6,495
Amortization of loan costs	160	74	9	243	225	62	27	314
Non-cash compensation expense	263	—	—	263	164	—	—	164
Straight-line rent adjustments	(88)	6	(15)	(97)	(85)	11	(102)	(176)
Adjustments to reflect the fair market value of rent	11	(191)	(5)	(185)	7	(221)	4	(210)
ATCF before income taxes	$(1,825)	$2,241	$83	$499	$(220)	$2,398	$530	$2,708

TPGI share of ATCF before income taxes (1)	$(1,380)	$1,695	$63	$378	$(164)	$1,791	$396	$2,023
TPGI income tax expense-current	(19)	—	—	(19)	(52)	—	—	(52)
TPGI share of ATCF	$(1,399)	$1,695	$63	$359	$(216)	$1,791	$396	$1,971

ATCF per share - basic				$0.01				$0.05
ATCF per share - diluted				$0.01				$0.05

Weighted average common shares outstanding - basic				38,591,868				36,647,394
Weighted average common shares outstanding - diluted				38,961,852				36,901,635

(1) Based on an interest in our operating partnership of 75.63% and 74.70% for the three months ended June 30, 2012 and 2011, respectively.

Thomas Properties Group, Inc.
Supplemental Financial Information
AFTER TAX CASH FLOW (ATCF) (NON-GAAP)
(in thousands, except share and per share data)
(unaudited)
We define ATCF as net income (loss) excluding the following items: i) deferred income tax expense (benefit); ii) noncontrolling interests; iii) non-cash charges for depreciation, amortization and asset impairment; iv) amortization of loan costs; v) non-cash compensation expense; vi) the adjustment to recognize rental revenues using the straight-line method; vii) the adjustments to rental revenue to reflect the fair market value of rent; and viii) gain from extinguishment of debt. Our management utilizes ATCF data in assessing performance of our business operations in period to period comparisons and for financial planning purposes. ATCF should be considered only as a supplement to net income as a measure of our performance. ATCF should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. ATCF also should not be used as a supplement to or substitute for cash flow from operating activities (computed in accordance with GAAP).
Reconciliation of Net Income (Loss) to ATCF:

	For the six months ended June 30, 2012				For the six months ended June 30, 2011
		Plus Unconsolidated Investments at Pro-Rata				Plus Unconsolidated Investments at Pro-Rata
	Consolidated	Continuing Operations	Discontinued Operations	Pro-Rata	Consolidated	Continuing Operations	Discontinued Operations	Pro-Rata
Net income (loss)	$(7,924)	$—	$—	$(7,924)	$(6,291)	$—	$—	$(6,291)
Income tax (benefit) provision	74	—	—	74	205	—	—	205
Noncontrolling interests - unitholders in the Operating Partnership	(2,591)	—	—	(2,591)	(2,058)	—	—	(2,058)
Depreciation and amortization	7,662	4,823	153	12,638	6,741	4,988	1,362	13,091
Amortization of loan costs	320	154	10	484	427	93	57	577
Non-cash compensation expense	911	—	—	911	533	—	—	533
Straight-line rent adjustments	(355)	(7)	(20)	(382)	(148)	(50)	(255)	(453)
Adjustments to reflect the fair market value of rent	19	(432)	(11)	(424)	9	(448)	11	(428)
ATCF before income taxes	$(1,884)	$4,538	$132	$2,786	$(582)	$4,583	$1,175	$5,176

TPGI share of ATCF before income taxes (1)	$(1,416)	$3,412	$99	$2,095	$(435)	$3,425	$878	$3,868
TPGI income tax expense-current	(36)	—	—	(36)	(109)	—	—	(109)
TPGI share of ATCF	$(1,452)	$3,412	$99	$2,059	$(544)	$3,425	$878	$3,759

ATCF per share - basic				$0.05				$0.10
ATCF per share - diluted				$0.05				$0.10

Weighted average common shares outstanding - basic				37,664,573				36,591,261
Weighted average common shares outstanding - diluted				38,020,891				36,856,060

(1) Based on an interest in our operating partnership of 75.18% and 74.73% for the six months ended June 30, 2012 and 2011, respectively.

Thomas Properties Group, Inc.
Supplemental Financial Information
INVESTMENT ADVISORY, MANAGEMENT, LEASING AND DEVELOPMENT SERVICES
(in thousands)
(unaudited)

Three months ended June 30, 2012	Property Management Fees	Development Services Fees	Leasing Fees	Investment Advisory Fees	Total Fees
Source of revenues:
Consolidated real estate entities	$438	$94	$130	$66	$728
Unconsolidated real estate entities	2,086	117	1,444	1,138	4,785
Managed properties	475	80	99	80	734
Total investment advisory, management, leasing and development services revenue	$2,999	$291	$1,673	$1,284	6,247
Investment advisory, management, leasing and development services expenses					(3,000)
Net investment advisory, management, leasing and development services income					$3,247

Reconciliation to GAAP presentation:
Total investment advisory, management, leasing and development services revenue					$6,247
Elimination of intercompany fee revenues					(1,295)
Investment advisory, management, leasing and development services revenue, as reported					$4,952

Three months ended June 30, 2011
Source of revenues:
Consolidated real estate entities	$411	$25	$168	$65	$669
Unconsolidated real estate entities	2,376	280	1,531	1,368	5,555
Managed properties	433	117	693	69	1,312
Total investment advisory, management, leasing and development services revenue	$3,220	$422	$2,392	$1,502	7,536
Investment advisory, management, leasing and development services expenses					(3,610)
Net investment advisory, management, leasing and development services income					$3,926

Reconciliation to GAAP presentation:
Total investment advisory, management, leasing and development services revenue					$7,536
Elimination of intercompany fee revenues					(1,518)
Investment advisory, management, leasing and development services revenue, as reported					$6,018

Thomas Properties Group, Inc.
Supplemental Financial Information
INVESTMENT ADVISORY, MANAGEMENT, LEASING AND DEVELOPMENT SERVICES
(in thousands)
(unaudited)

Six months ended June 30, 2012	Property Management Fees	Development Services Fees	Leasing Fees	Investment Advisory Fees	Total Fees
Source of revenues:
Consolidated real estate entities	$874	$172	$195	$134	$1,375
Unconsolidated real estate entities	4,205	466	2,490	2,293	9,454
Managed properties	955	140	410	160	1,665
Total investment advisory, management, leasing and development services revenue	$6,034	$778	$3,095	$2,587	12,494
Investment advisory, management, leasing and development services expenses					(5,994)
Net investment advisory, management, leasing and development services income					$6,500

Reconciliation to GAAP presentation:
Total investment advisory, management, leasing and development services revenue					$12,494
Elimination of intercompany fee revenues					(2,509)
Investment advisory, management, leasing and development services revenue, as reported					$9,985

Six months ended June 30, 2011
Source of revenues:
Consolidated real estate entities	$829	$77	$313	$133	$1,352
Unconsolidated real estate entities	4,761	456	2,921	2,732	10,870
Managed properties	811	480	701	131	2,123
Total investment advisory, management, leasing and development services revenue	$6,401	$1,013	$3,935	$2,996	14,345
Investment advisory, management, leasing and development services expenses					(6,639)
Net investment advisory, management, leasing and development services income					$7,706

Reconciliation to GAAP presentation:
Total investment advisory, management, leasing and development services revenue					$14,345
Elimination of intercompany fee revenues					(2,855)
Investment advisory, management, leasing and development services revenue, as reported					$11,490

Thomas Properties Group, Inc.
Supplemental Financial Information
PORTFOLIO DATA
Our Operating Properties

		As of June 30, 2012			TPGI Share (1) (in thousands except square footage)
	Location	Rentable Square Feet (2)	Percent Leased	TPGI Percentage Interest	Rentable Square Feet	Trailing Twelve Months Ended June 30, 2012 Adjusted Historical NOI - Cash Basis (3)	Current Annualized NOI (4)	Pro-Forma Annualized NOI at 95% Occupancy (5)	Currently Committed Leasing Capital Costs (6)	Estimated Incremental Leasing Capital Costs (6)	Net Current Assets	Encumbrances at June 30, 2012
Consolidated Operating Properties:
One Commerce Square (7)	Philadelphia, PA	942,866	95.8%	100.0%	942,866	$13,130	$16,330	$16,192	$(804)	$—	$—	$134,819
Two Commerce Square (7)	Philadelphia, PA	953,276	77.3	100.0	953,276	12,360	9,817	12,680	(941)	(9,262)	—	109,742
Four Points Centre	Austin, TX	193,862	31.5	100.0	193,862	(221)	(148)	1,807	(4)	(5,882)	—	24,337	(8)
Subtotal Consolidated Operating Properties		2,090,004	81.4		2,090,004	25,269	25,999	30,679	(1,749)	(15,144)	—	268,898

Joint Venture Operating Properties:
2121 Market Street (9)	Philadelphia, PA	154,959	96.8	50.0	77,480	1,213	1,073	1,053	—	—	78	8,810

TPG/CalSTRS Joint Venture:
City National Plaza	Los Angeles, CA	2,496,084	86.7	7.9	198,127	3,191	3,890	4,269	(562)	(1,153)	(132)	29,350
Reflections I	Reston, VA	123,546	—	25.0	30,887	(172)	(107)	655	—	(1,978)	17	5,186
Reflections II	Reston, VA	64,253	—	25.0	16,063	343	(73)	252	—	(504)	200	2,161
San Felipe Plaza	Houston, TX	980,472	85.2	25.0	245,118	2,747	3,448	3,942	(246)	(964)	(324)	27,500
CityWestPlace	Houston, TX	1,473,020	99.0	25.0	368,255	5,517	6,453	6,192	(218)	—	753	53,702
Fair Oaks Plaza	Fairfax, VA	179,688	84.8	25.0	44,922	712	630	736	(3)	(207)	(112)	11,075
Subtotal TPG/CalSTRS Joint Venture		5,317,063	86.7		903,372	12,338	14,241	16,046	(1,029)	(4,806)	402	128,974
Austin Portfolio:
Frost Bank Tower	Austin, TX	535,078	92.4	6.3	33,442	800	893	919	(49)	(55)	(174)	9,375
300 West 6th Street	Austin, TX	454,225	85.2	6.3	28,389	460	779	854	(292)	(167)	(14)	7,938
San Jacinto Center	Austin, TX	410,248	78.3	6.3	25,641	351	448	555	(6)	(257)	(88)	6,313
One Congress Plaza	Austin, TX	518,385	90.8	6.3	32,399	560	623	656	(97)	(82)	(188)	8,001
One American Center	Austin, TX	503,951	65.5	6.3	31,497	239	290	504	(59)	(558)	(152)	7,500
Stonebridge Plaza II (10)	Austin, TX	192,864	96.0	6.3	12,054	156	203	201	(81)	—	(66)	2,344
Research Park Plaza I and II (11)	Austin, TX	271,882	95.5	6.3	16,993	324	351	349	—	—	20	3,219
Westech 360 I-IV	Austin, TX	175,529	71.2	6.3	10,971	63	94	131	(17)	(73)	(22)	8,423	(12)
Park Centre	Austin, TX	203,193	80.0	6.3	12,700	74	66	93	(28)	(53)	(32)	—	(12)
Great Hills Plaza	Austin, TX	139,252	79.2	6.3	8,703	58	76	94	(2)	(37)	(24)	—	(12)
Subtotal Austin Portfolio		3,404,607	83.6		212,789	3,085	3,823	4,356	(631)	(1,282)	(740)	53,113
Total / Average		10,966,633	84.9%		3,283,645	$41,905	$45,136	$52,134	$(3,409)	$(21,232)	$(260)	$459,795
Footnotes on following page.

Thomas Properties Group, Inc.
Supplemental Financial Information
PORTFOLIO DATA - CONTINUED

Footnotes to Portfolio Data on previous page:

(1)	TPGI share information set forth in the table on the previous page is calculated by multiplying the applicable data for each property by our percentage ownership of each property.

(2)	For purposes of the table on the previous page, both on-site and off-site parking is excluded. Total portfolio square footage includes office properties and mixed-use space (including retail).

(3)	Adjusted historical net operating income - cash basis represents the sum of (in thousands):

	Twelve Months Ended December 31, 2011	Less Six Months Ended June 30, 2011	Plus Six Months Ended June 30, 2012	Trailing Twelve Months Ended June 30 2012
Rental, tenant reimbursements, and parking and other revenue	$90,532	$(44,596)	$44,877	$90,813
Property operating and maintenance expenses and real estate taxes	(48,954)	23,746	(24,640)	(49,848)
Pro-Rata Net Operating Income	41,578	(20,850)	20,237	40,965
Adjustments:
Straight line and other GAAP rent adjustments	(1,386)	666	(855)	(1,575)
Free rent granted and termination fees earned for the period	1,171	(530)	1,556	2,197
Net operating loss from development properties	1,887	(1,043)	1,506	2,350
Net operating income (loss) from discontinued operations	—	(250)	211	(39)
Elimination of intercompany revenues and expenses	(1,424)	894	(1,463)	(1,993)
Adjusted Historical Net Operating Income - Cash Basis	$41,826	$(21,113)	$21,192	$41,905

Adjustments related to discontinued operations sold and no longer reported on portfolio data:
Straight line and other GAAP rent adjustments	$(186)
Elimination of intercompany revenues and expenses	(94)
Free rent granted and termination fees for the period	113
Net operating income from discontinued operations	1,036
Total adjustments	$869
Adjusted Historical Net Operating Income - Cash Basis as Reported	$42,695

(4)
Current annualized net operating income represents the sum of i) pro-rata net operating income for the month of July 2012, annualized; and ii) the annual straight-line rent adjustment for existing leases which were in place as of June 30, 2012, calculated as if the leases began on June 30, 2012.

(5)
For properties that are less than 95% leased, pro-forma annualized net operating income represents the sum of i) current annualized net operating income, and ii) an upward adjustment to net operating income based on current market rent to achieve 95% occupancy.  For properties that are more than 95% leased, pro-forma annualized net operating income represents the sum of i) current annualized net operating income, and ii) a downward adjustment to net operating income based on average in place rent to achieve 95% occupancy.

(6)
Currently committed leasing capital costs represent existing contractual obligations for tenant improvement and leasing commission costs for leases in place as of June 30, 2012. Estimated incremental leasing capital costs represents capital expenditures, including tenant improvements and leasing commissions, expected to be spent to achieve 95% occupancy.

Thomas Properties Group, Inc.
Supplemental Financial Information
PORTFOLIO DATA - CONTINUED

(7)
Brandywine Realty Trust ("BDN") has a preferred equity position in the partnerships that own Commerce Square. BDN will contribute a total of $25.0 million in the form of preferred equity to the partnerships, of which $9.1 million has been contributed as of June 30, 2012, with the balance to be contributed by December 31, 2012. The preferred equity, which earns a preferred return of 9.25%, will be invested in a value-enhancement program designed to increase rental rates and occupancy at Commerce Square. The preferred equity balances as of June 30, 2012, including accrued preferred return, of $7.1 million and $2.9 million have been added to the encumbrances of each of One Commerce Square and Two Commerce Square, respectively.

(8)	An additional $6.4 million may be borrowed under this loan.

(9)	As of June 30, 2012, we engaged a broker to list the property for sale.

(10)
On July 17, 2012, we completed the sale of Stonebridge Plaza II in Austin, Texas, an Austin joint venture property. The joint venture received proceeds from this transaction of $2.9 million, after closing costs and repayment of mortgage debt, of which TPG's share is $0.2 million. The mortgage debt was scheduled to mature on September 7, 2012.

(11)
On July 25, 2012, we completed the sale of Research Park Plaza in Austin, Texas, an Austin joint venture property. The joint venture received proceeds from this transaction of $14.8 million, after closing costs and repayment of the mortgage debt, of which TPG's share is $0.9 million. The mortgage debt was scheduled to mature on September 7, 2012.

(12)
Our Austin Portfolio bank term loan is secured by three of our Austin, Texas properties on a first mortgage basis and seven of our remaining Austin properties provide secondary equity pledges. (See notes 10 and 11 above regarding the sales of two properties subsequent to June 30, 2012.) In April, 2012, the lender advanced an additional $9.0 million under the Tranche B portion of the term loan to fund certain capital obligations of the partnership. Our pro-rata share of the term loan obligation is $8.4 million, which is reflected entirely on the Westech 360 I-IV line. (See footnote 4 on page 27 for discussions of the senior priority financing, which is senior to Tranche B.)

Thomas Properties Group, Inc.
Supplemental Financial Information
PORTFOLIO DATA - CONTINUED

Same Property NOI is a non-GAAP financial measure and may not be directly comparable to similarly-titled measures reported by other companies. We present this financial measure under the pro-rata consolidation method to provide supplemental information helpful to an understanding of the results of operations of our operating properties. Same Property NOI does not reflect the consolidated operations of the company, nor is it indicative of funds available to fund our cash needs. Same Property NOI also should not be used as a supplement to or substitute for cash flow from operating activities (computed in accordance with GAAP) or as an alternative to net income (loss) as an indicator of our operating performance.

Same Property Net Operating Income (NOI) Comparison

	As of and for the three months ended June 30,
		TPGI Share
		(in thousands except square footage)
			NOI - Cash			NOI - GAAP			Percent Leased
	Number of Properties	Rentable Square Feet	2012	2011	Percentage Change	2012	2011	Percentage Change	2012	2011	Change
Same Properties:
Consolidated Operating Properties	3	2,090,004	$5,883	$5,894	(0.2)%	$5,954	$5,993	(0.7)%	81.4%	81.0%	0.4%
Joint Venture Operating Properties	17	1,193,641	4,011	4,204	(4.6)	4,221	4,406	(4.2)	85.7	87.2	(1.5)
Total/Average	20	3,283,645	$9,894	$10,098	(2.0)%	$10,175	$10,399	(2.2)%	84.9%	86.1%	(1.2)%

	As of and for the six months ended June 30,
		TPGI Share
		(in thousands except square footage)
			NOI - Cash			NOI - GAAP			Percent Leased
	Number of Properties	Rentable Square Feet	2012	2011	Percentage Change	2012	2011	Percentage Change	2012	2011	Change
Same Properties:
Consolidated Operating Properties	3	2,090,004	$11,663	$12,134	(3.9)%	$11,991	$12,264	(2.2)%	81.4%	81.0%	0.4%
Joint Venture Operating Properties	17	1,193,641	8,141	8,448	(3.6)	8,619	8,985	(4.1)	85.7	87.2	(1.5)
Total/Average	20	3,283,645	$19,804	$20,582	(3.8)%	$20,610	$21,249	(3.0)%	84.9%	86.1%	(1.2)%

Thomas Properties Group, Inc.
Supplemental Financial Information
PORTFOLIO DATA - CONTINUED

Reconciliation of Same Property NOI - Cash and NOI- GAAP to Pro-Rata NOI (in thousands):

	Three months ended June 30,		Six months ended June 30,
	2012	2011	2012	2011
Rental, tenant reimbursements, and parking and other revenue	$22,110	$21,716	$44,877	$44,596
Property operating and maintenance expenses and real estate taxes	(12,101)	(11,482)	(24,640)	(23,746)
Pro-Rata NOI	10,009	10,234	20,237	20,850

Adjustments:
Straight line and other GAAP rent adjustments	(280)	(300)	(805)	(666)
Net operating loss from development properties and other properties	556	466	1,120	1,043
Net operating income from discontinued operations	93	135	211	250
Elimination of intercompany revenues and expenses	(483)	(436)	(958)	(894)
Same Property NOI - Cash	9,895	10,099	19,805	20,583

Straight line and other GAAP rent adjustments	280	300	805	666

Same Property NOI - GAAP	$10,175	$10,399	$20,610	$21,249

Thomas Properties Group, Inc.
Supplemental Financial Information
PORTFOLIO DATA - CONTINUED
Lease Expirations
The following table presents a summary of lease expirations for our portfolio for leases in place at June 30, 2012, plus available space. This table assumes that none of the tenants exercise renewal options or early termination rights, if any, at or prior to the scheduled expirations. Annualized net rent is based on the current net rent per leased square foot and excludes the effect of GAAP deferred rent adjustments and parking and other revenues.

TPGI Share of Consolidated and Unconsolidated Properties' Lease Expirations
Year	Rentable Square Feet of Expiring Leases	Percentage of Aggregate Square Feet	Current Annualized Net Rent Per Leased Square Foot	Annualized Net Rent Per Leased Square Foot at Expiration
Vacant	545,713	16.7%	$—	$—
2012	123,951	3.8	17.97	17.97
2013	251,979	7.7	18.02	18.43
2014	288,718	8.8	15.98	16.61
2015	464,333	14.1	17.13	18.15
2016	141,931	4.3	16.14	20.17
2017	387,409	11.8	14.75	17.74
2018	135,984	4.1	16.39	21.16
2019	76,881	2.3	16.32	20.56
2020	375,460	11.4	13.36	21.78
2021	248,239	7.6	15.09	19.56
Thereafter	243,047	7.4	12.67	22.88
Total/Weighted Average	3,283,645	100.0%	$15.58	$19.31

Thomas Properties Group, Inc.
Supplemental Financial Information
PORTFOLIO DATA - CONTINUED
Lease Activity

	TPGI Share
	For the Three Months Ended
	June 30, 2012	March 31, 2012	December 31, 2011	September 30, 2011	June 30, 2011
Retention (square feet):
Retained tenants	63,226	10,401	104,131	13,842	43,100
Leases expired	106,563	24,709	148,700	25,716	63,141
Retention %	59.3%	42.1%	70.0%	53.8%	68.3%

All Leases Signed (square feet)	78,378	39,258	132,270	50,414	92,032
Weighted Average Lease Term (years):	7.8	6.4	8.0	6.1	8.0
Weighted Average Free Rent Term (months):	4.2	3.8	3.2	2.8	7.8
Total Capital Costs Committed (per square foot per lease year) (1):
New leases	$5.16	$6.69	$7.12	$7.01	$4.55
Renewals	$2.47	$4.08	$3.83	$2.77	$2.13
Combined	$3.32	$6.06	$6.97	$6.16	$2.59
Quarterly Leasing Spread:
New leases	17,333	23,260	76,757	23,811	22,937
Renewals	56,866	8,504	8,681	11,892	63,771
Total Leases Subject to Comparison (square feet)	74,199	31,764	85,438	35,703	86,708

New Leases/Expansions:
Expiring Cash Rental Rate	$17.73	$16.97	$10.54	$14.32	$18.26
Initial Cash Rental Rate	$21.61	$18.60	$15.42	$21.27	$16.51
Increase (decrease) %	21.9%	9.6%	46.3%	48.5%	(9.6)%

Expiring GAAP Rental Rate	$16.66	$16.11	$9.89	$13.25	$17.40
New GAAP Rental Rate	$22.36	$21.28	$12.75	$21.62	$18.43
Increase (decrease) %	34.2%	32.1%	28.9%	63.2%	5.9%

Renewals of Existing Leased Space:
Expiring Cash Rental Rate	$14.91	$15.71	$25.46	$16.74	$15.00
Initial Cash Rental Rate	$15.36	$20.71	$27.18	$17.72	$14.04
Increase (decrease) %	3.0%	31.8%	6.8%	5.9%	(6.4)%

Expiring GAAP Rental Rate	$13.88	$14.15	$19.10	$16.01	$13.68
New GAAP Rental Rate	$16.61	$24.23	$16.96	$17.80	$19.20
Increase (decrease) %	19.7%	71.2%	(11.2)%	11.2%	40.4%

Combined:
Expiring Cash Rental Rate	$15.56	$16.64	$12.06	$15.21	$15.83
Initial Cash Rental Rate	$16.82	$19.17	$16.61	$20.09	$14.70
Increase (decrease) %	8.1%	15.2%	37.7%	32.1%	(7.1)%

Expiring GAAP Rental Rate	$14.52	$15.59	$10.82	$14.27	$14.63
New GAAP Rental Rate	$17.95	$22.07	$13.18	$20.35	$19.00
Increase (decrease) %	23.6%	41.6%	21.8%	42.6%	29.9%
(1) Includes tenant improvements and leasing commissions.

Thomas Properties Group, Inc.
Supplemental Financial Information
PORTFOLIO DATA - CONTINUED
 ($ in thousands except for average amounts)
Our Development Properties

					Entitlements		TPGI Share as of June 30, 2012
	Location	TPGI Percentage Interest	Number of Acres	Potential Property Types	Square Feet	Status	Costs Incurred to Date	Average Cost Per Square Foot		Loan Balance
Pre-Development
Campus El Segundo (1)	El Segundo, CA	100%	23.9	Office/ Retail/ R&D/ Hotel	1,700,000	Entitled	$57,177	$33.63		$14,500
Four Points Centre (2)	Austin, TX	100	252.5	Office/ Retail/ R&D/ Hotel	1,680,000	Entitled	18,290	10.89		—
2100 JFK Boulevard (1)	Philadelphia, PA	100	0.7	Office/ Retail/ R&D/ Hotel	366,000	Entitled	4,928	13.46		—
CityWestPlace land	Houston, TX	25	25.0	Office/ Retail/ Residential	1,500,000	Entitled	5,348	14.26	(3)	—
					5,246,000		$85,743	$19.40		$14,500

Condominium Units Held for Sale				As of June 30, 2012
	Location	TPGI Percentage Interest (4)	Description	Number of Units Sold To Date	Total Square Feet Sold To Date	Average Sales Price Per Square Foot Sold To Date	Number of Units Remaining To Be Sold (5)	Total Square Feet Remaining To Be Sold	List Price Per Square Foot to Be Sold (6)	Book Carrying Value	Loan Balance
Murano	Philadelphia, PA	73%	43-story for-sale condominium project containing 302 units. Certificates of occupancy received for 100% of units	239	267,264	$515	63	84,061	$510 to $1,747	$44,011	$13,840

(1)	As of June 30, 2012, the 23.9 acres at Campus El Segundo and the 0.7 acres at 2100 JFK Boulevard have been listed with brokers and are on the market to be sold.

(2)	Certain parcels at Four Points Centre are being targeted for sale.

(3)	Average cost per square foot on City West Place land is based on total costs incurred to date of $21.4 million, including TPGI's share of $5.3 million.

(4)	After full repayment of the Murano construction loan, which has a balance of $13.8 million at June 30, 2012, net proceeds from the project will be distributed, to the extent available, as follows:

i.	First, to TPGI as repayment of our first priority capital and a return on such capital, which has a balance of $13.8 million as of June 30, 2012;

ii.	Second, to TPGI and our partner equally for repayment of second priority capital and a return on such capital. TPGI's share of this tranche is $1.6 million as of June 30, 2012;

iii.	Third, the next $3.0 million to be split equally between TPGI and our partner;

iv.	Fourth, to TPGI for repayment of our original preferred equity contribution and a return on such capital, which has a balance of $29.6 million as of June 30, 2012;

v.	Fifth, the next $3.0 million to be split equally between TPGI and our partner; and

vi.	Sixth, to TPGI for repayment of the final half of the original preferred equity contribution, which has a balance of $8.2 million as of June 30, 2012; and

vii.	Any residual amounts will be allocated to TPGI and our partner 73% and 27%, respectively.

(5)	Of the 63 units remaining to sell as of June 30, 2012, 59 units are on high-rise floors with superior views. Subsequent to June 30, 2012, we have three additional units under contract for sale.

(6)	The average list price per square foot is $754.

Thomas Properties Group, Inc.
Supplemental Financial Information
PORTFOLIO DATA - CONTINUED

Our Managed Properties

We provide leasing, asset and/or property management services on behalf of third parties for the following properties:

Managed Properties	Location	Rentable Square Feet	Percent Leased	Managed by TPG Since
800 South Hope Street	Los Angeles, CA	242,176	98.5%	2000
CalEPA Headquarters	Sacramento, CA	950,939	100.0	2000
1835 Market Street	Philadelphia, PA	686,503	87.7	2002
816 Congress	Austin, TX	433,024	73.3	2011
Austin Centre	Austin, TX	360,058	72.7	2011
Total/Weighted Average		2,672,700	88.7%

Thomas Properties Group, Inc.
Supplemental Financial Information
DEBT SUMMARY
(in thousands)

	As of June 30, 2012
Mortgages and Other Loans	Interest Rate	Principal Amount	TPGI Share of Principal Amount	Maturity Date	Maturity Date at End of Extension Options
2012 Maturity Date at End of Extension Options
City National Plaza - note payable to former partner (1)	5.8%	$19,258	$1,529	7/16/2012	7/16/2012
Research Park Plaza I and II (2)	6.3	51,500	3,219	9/7/2012	9/7/2012
Stonebridge Plaza II (3)	4.9	37,500	2,344	9/7/2012	9/7/2012
Subtotal - 2012 maturities		108,258	7,092
2013 Maturity Date at End of Extension Options
Two Commerce Square	6.3	106,862	106,862	5/9/2013	5/9/2013
Austin Portfolio bank term loan - Tranche B (4)	8.0 - 22.0	134,763	8,423	6/1/2013	6/1/2013
Murano mortgage loan (5)	4.0	13,840	13,840	12/15/2013	12/15/2013
Subtotal - 2013 maturities		255,465	129,125
2014 Maturity Date at End of Extension Options
Four Points Centre (6)	3.7	24,337	24,337	7/31/2012	7/31/2014
Campus El Segundo (7)	4.0	14,500	14,500	10/31/2012	10/31/2014
Subtotal - 2014 maturities		38,837	38,837
2015 and Thereafter- Maturity Date at End of Extension Options
Reflections I	5.2	20,745	5,186	4/1/2015	4/1/2015
Reflections II	5.2	8,642	2,161	4/1/2015	4/1/2015
City National Plaza - note payable to former partner (1)	5.8	500	40	7/16/2012	1/4/2016
One Commerce Square	5.7	127,711	127,711	1/6/2016	1/6/2016
CityWestPlace (Buildings I & II)	6.2	119,808	29,952	7/6/2016	7/6/2016
Fair Oaks Plaza	5.5	44,300	11,075	2/9/2017	2/9/2017
Frost Bank Tower	6.1	150,000	9,375	6/11/2017	6/11/2017
One Congress Plaza	6.1	128,000	8,001	6/11/2017	6/11/2017
300 West 6th Street	6.0	127,000	7,938	6/11/2017	6/11/2017
One American Center	6.0	120,000	7,500	6/11/2017	6/11/2017
San Jacinto Center	6.0	101,000	6,313	6/11/2017	6/11/2017
San Felipe Plaza	4.8	110,000	27,500	12/1/2018	12/1/2018
CityWestPlace (Buildings III & IV)	5.0	95,000	23,750	3/5/2020	3/5/2020
City National Plaza - senior mortgage loan	5.9	350,000	27,781	7/1/2020	7/1/2020
2121 Market Street (8)	6.1	17,620	8,810	8/1/2033	8/1/2033
Subtotal - 2015 and thereafter maturities		1,520,326	303,093
Total		$1,922,886	$478,147
Weighted average interest rate at June 30, 2012	6.0%
Footnotes on following page

Thomas Properties Group, Inc.
Supplemental Financial Information
DEBT SUMMARY - CONTINUED

Footnotes to Debt Summary on previous page:

In connection with some of the loans listed in the Debt Summary, our operating partnership is subject to customary non-recourse carve out obligations, in the case of consolidated assets; and TPG/CalSTRS is subject to customary non-recourse carve out obligations in the case of certain joint venture assets.

(1)
Subsequent to June 30, 2012, a payment of 19.3 million, of which our share was $1.5 million, was made to a former unaffiliated partner in the City National Plaza partnership to reduce the outstanding promissory note to $0.5 million. The former partner elected to defer payment of $0.5 million to January 2016.

(2)
On July 25, 2012, we completed the sale of Research Park Plaza in Austin, Texas, an Austin joint venture property. The joint venture received proceeds from this transaction of $14.8 million, after closing costs and repayment of the mortgage debt, of which TPG's share is $0.9 million. TPG also received a disposition fee of $0.4 million. The mortgage debt was scheduled to mature on September 7, 2012.

(3)
On July 17, 2012, we completed the sale of Stonebridge Plaza II in Austin, Texas, an Austin joint venture property. The joint venture received proceeds from this transaction of $2.9 million, after closing costs and repayment of mortgage debt, of which TPG's share is $0.2 million. TPG also received a disposition fee of $0.2 million. The mortgage debt was scheduled to mature on September 7, 2012.

(4)
The Austin Portfolio bank term loan has two components, Tranche A and Tranche B. Tranche A, which is not reflected on the preceding debt summary table, was funded by us and our partners in an aggregate amount of $60.0 million, which together with accrued interest has a balance of $80.1 million as of June 30, 2012, and is senior in priority to Tranche B. Our share of Tranche A including accrued interest is $5.0 million, and is accounted for as equity. Subsequent to June 30, 2012, approximately $15.7 million of the net proceeds generated by the sales of Research Park Plaza and Stonebridge Plaza II (see notes 2 and 3 above) were used to pay down the Tranche A balance. Tranche B has a balance of $134.8 million as of June 30, 2012, of which $125.8 million bears interest at 8.0% and $9.0 million bears interest at 22.0%. In April 2012, the lender advanced $9.0 million under Tranche B to fund certain capital obligations of the partnership. The interest on this advance is paid current. An affiliate of Lehman Brothers, a partner in the Austin joint venture, is the lender under Tranche B.

(5)
The loan bears interest at the one-month LIBOR plus 3.75% and matures on December 15, 2013. On each June 30th and December 31st through and including June 30, 2013, the loan is subject to a maximum balance. On June 30, 2012, a rebalancing payment was not required. At the next amortization date, December 31, 2012, the maximum allowable outstanding principal amount is $8.6 million. TPG gave the lender a limited guaranty which (i) guarantees repayment of the loan in the event of certain bankruptcy events affecting the borrower, (ii) guarantees payment of the lender's damages from customary “bad boy” actions of the borrower or TPG (such as fraud,  physical waste of the property, misappropriation of funds and similar bad acts); and (iii) guarantees payment of the amount, if any, by which the loan balance at the time exceeds 80% of the bulk sale value of the collateral upon an acceleration of the loan triggered by a borrower default.

(6)
We and the lender have agreed to terms to extend and modify the mortgage loan. While documentation of this extension and modification is in process, the lender has agreed to waive the maturity default associated with the loan through August 30, 2012. As of June 30, 2012, $6.4 million is available to be drawn to fund tenant improvement costs and certain other project costs related to two office buildings. We have guaranteed completion of the tenant improvements and 46.5% of the balance of the outstanding principal balance and interest payable on the loan, which results in a maximum guarantee amount of $11.3 million as of June 30, 2012. Upon the occurrence of certain events, our maximum liability as guarantor will be reduced to 31.5% of all sums payable under this loan, and upon the occurrence of further events, our maximum liability as guarantor will be reduced to 25% of all sums payable under the loan. We have agreed to certain financial covenants on this loan as the guarantor, which we were in compliance with as of June 30, 2012. We have also provided additional collateral of approximately 62.4 acres of fully entitled unimproved land which is immediately adjacent to the office buildings.

(7)
The loan has two one-year extension options remaining, subject to our compliance with certain covenants, with a final maturity date of October 31, 2014 if all extension options are exercised. A payment of up to $2.5 million is due at the time of each extension in order that the loan balance not exceed $12.0 million and $9.5 million at October 31, 2012 and October 31, 2013, respectively. We have guaranteed this loan.

(8)	The loan is guaranteed by our operating partnership and our co-general partner in the partnership that owns 2121 Market Street, up to a maximum amount of $3.3 million.

Thomas Properties Group, Inc.
Supplemental Financial Information
CAPITAL STRUCTURE
(in thousands, except share data)
The following is the capital structure of TPGI as of June 30, 2012:

Debt		Aggregate Principal
Mortgage and other secured loans		$287,250
Company share of unconsolidated debt		190,883
Total combined debt		$478,133

Equity	Shares/Units Outstanding	Market Value (1)
Common stock	45,990,647	$250,189
Operating partnership units (2)	12,673,265	68,943
Total common equity	58,663,912	$319,132
Total consolidated market capitalization		$606,382
Total combined market capitalization (3)		$797,265

(1)	Based on the closing price of $5.44 per share of TPGI common stock on June 30, 2012.

(2)	Includes operating partnership units and both vested and unvested incentive units as of June 30, 2012.

(3)	Includes TPGI's share of debt of unconsolidated real estate entities.

Thomas Properties Group, Inc.
Supplemental Financial Information
OTHER INFORMATION
Principal Corporate Office
Thomas Properties Group, Inc.
515 South Flower Street
Sixth Floor
Los Angeles, CA 90071
Phone: (213) 613-1900
Fax: (213) 633-4760
www.tpgre.com

The information contained on our website is not incorporated herein by reference and does not constitute a part of this supplemental financial information.

Investor Relations	Transfer Agent and Registrar	Stock Market Listing
Diana M. Laing	Computershare Trust Company	NASDAQ: TPGI
Chief Financial Officer	P.O. Box 43078
515 South Flower Street	Providence, RI 02940-3078
Sixth Floor	Phone: (781) 575-2879
Los Angeles, CA 90071
Phone: (213) 613-1900
E-mail: dlaing@tpgre.com
Board of Directors and Executive Officers

James A. Thomas	Chairman, President and CEO
John R. Sischo	Co-Chief Operating Officer and Director
Paul S. Rutter	Co-Chief Operating Officer and General Counsel
Randall L. Scott	Executive Vice President and Director
Thomas S. Ricci	Executive Vice President
Diana M. Laing	Chief Financial Officer and Secretary
Todd L. Merkle	Chief Investment Officer
Robert D. Morgan	Senior Vice President, Accounting and Administration
R. Bruce Andrews	Director
Edward D. Fox	Director
John L. Goolsby	Director
Winston H. Hickox	Director